UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2022

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Tempe Lease

On November 30, 2022, Zoned Arizona Properties, LLC (“Zoned Arizona”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), and VSM LLC (“VSM”) entered into that Second Amendment (the “Tempe Second Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Zoned Arizona and CJK, Inc. (“CJK”), as previously amended by that First Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 31, 2020 (as amended, the “Tempe Lease”).

Concurrently with the execution of the Tempe Second Amendment: (i) CJK assigned all its interest in the Tempe Lease to VSM (the “Assignment”), and (ii) VSM subleased a portion of the Premises (as defined in the Tempe Lease), pursuant to that certain Sublease dated November 30, 2022 between VSM, as sublessor, and CJK, as sublessee.

Pursuant to the terms of the Tempe Second Amendment, among other things, and in consideration of Zoned Arizona’s agreement to enter into the Tempe Second Amendment: (i) VSM agreed to pay Zoned Arizona $300,000 (the “Assignment Price”), (ii) VSM agreed to commit at least $3,000,000 to be spent toward capital improvements to the Premises within two years after the effective date of the Tempe Second Amendment (the “Capital Commitment”), (iii) VSM agreed to deposit an additional security deposit (the “Additional Security Deposit”) of $147,600 to be held by Zoned Arizona per the terms of the Tempe Lease, and (iv) VSM agreed to cause its affiliate, GDL Inc. (doing business as Green Dot Labs) (“GDL”) to execute and deliver to Zoned Arizona that Guaranty of Payment and Performance dated on the same date as the Tempe Amendment, which Guaranty of Payment and Performance requires GDL to guarantee and be liable for VSM’s compliance with and performance under the Tempe Lease. The Guaranty of Payment and Performance was entered into on November 30, 2022. Zoned Arizona’s receipt of the Assignment Price and the additional Security Deposit is a condition of the effectiveness of the Tempe Second Amendment. If VSM fails to deliver to Zoned Arizona invoices or other documentation acceptable to Zoned Arizona showing the Capital Commitment has been satisfied in a timely manner, VSM will be in default under the Tempe Lease.

The foregoing description of the Tempe Second Amendment and the Guaranty of Payment and Performance is qualified in its entirety by reference to the complete terms and conditions of the Tempe Second Amendment and the Guaranty of Payment and Performance, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 1.01.

Second Amendment to Kingman Lease

On November 30, 2022, Kingman Property Group, LLC (“Kingman”), a wholly owned subsidiary of the Company, and CJK entered into the Second Amendment (the “Kingman Second Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK, as previously amended by that First Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 31, 2020 (as amended, the “Kingman Lease”).

Pursuant to the terms of the Kingman Second Amendment, CJK agreed to grant Kingman a right to terminate the Kingman Lease upon 15 days’ prior written notice in Kingman’s sole discretion, without any obligation to do so, provided that Kingman may not exercise this right to terminate if CJK is operating its business as a going concern at the premises which is the subject of the Kingman Lease.

The foregoing description of the Kingman Second Amendment is qualified in its entirety by reference to the complete terms and conditions of the Kingman Second Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On December 2, 2022, the Company issued a press release announcing the assignment of and amendment of the Tempe Lease, resulting in GDL (through VSM) becoming the tenant under the Tempe Lease.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated November 30, 2022 between Zoned Arizona Properties, LLC and VSM AZ LLC.
10.2	Guaranty of Payment and Performance, dated November 30, 2022, by GDL Inc. in favor of Zoned Arizona Properties, LLC.
10.3	Second Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated November 30, 2022 between Kingman Property Group, LLC and CJK, Inc.
99.1	Press release issued by the registrant on December 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: December 2, 2022	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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